EXHIBIT 23.1

Samson Bélair/Deloitte & Touche, S.E.N.C.Assurance and Advisory Services 1 Place Ville-Marie Suite 3000 Montreal QC H3B 4T9 Canada Tel: (514) 393-7115 Fax: (514) 390-4113 www.deloitte.ca

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in CGI Group Inc.‘s Registration Statements on Form S-8 (Reg. Nos. 333-13350, 333-66044 and 333-74932) of our report dated November 4, 2002, which is included in this Annual Report on Form 40-F.

(signed) Samson Bélair/Deloitte & Touche
               Chartered Accountants

Montreal, Canada
February 20, 2003